UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 24, 2005

S&C Holdco 3, Inc.

(Exact Name of Registrant As Specified In Its Charter)

Delaware	333-100717	81-0557245
(State of incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

1770 Promontory Circle, Greeley, CO	80634
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (970) 506-8000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 19, 2005 Australia Meat Holdings Pty Limited, a wholly owned subsidiary of S&C Holdco 3 (the “Registrant”) entered into definitive agreements to sell its Australian meat patty manufacturing and food and related products distribution business, known as FJ Walker Foods, in two related transactions. The purchaser of the manufacturing assets is OSI International Foods (Australia) Pty Ltd, a wholly owned subsidiary of US based OSI Group, LLC. The purchaser of the distribution assets is McKey Distribution Pty Ltd., a wholly owned subsidiary of US based Keystone Foods, Inc. The value of the combined transaction is approximately AUD $108.5 million consisting of cash and assumed liabilities, and is subject to a closing adjustment on the anticipated closing date of April 3, 2005. The agreement is also subject to various closing conditions, and the registrant can give no assurance that this transaction will close.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 24, 2005	S&C Holdco 3, Inc.

By: /s/ Danny C. Herron

Chief Financial Officer, Executive Vice President-
Finance & Controls